U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                               __________________

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934



Date  of  Report  (Date  of  earliest  event  reported):   JANUARY  8,  2001
                                                        ----------------------



                                HOME.WEB,  INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



    NEVADA                          0-30096                      77-0454933
    ------                          -------                   ----------------
(State or other                   (Commission                 (I.R.S. Employer
  jurisdiction                    File Number)               Identification No.)
of incorporation)



             435 MARTIN ST.,BLAINE, WA                            98230
       -------------------------------------------------------------------
         (Address of principal executive offices)              (Zip Code)



Registrant's  telephone  number,  including  area  code:     (360) 333-1350
                                                        ------------------------

ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

Since December, 1998 Home.Web, Inc.'s (the "Company") principal accountant has been Hawkins Accounting of Salinas, California. Effective January 8, 2001, the Board of Directors of the Company approved the change of accountants. On January 8, 2001, management of the Company dismissed Hawkins and engaged BDO Dunwoody of Vancouver, British Columbia, as its independent public accountants to audit its financial statements formerly audited by Hawkins Accounting.

The Company believes, and has been advised by Hawkins Accounting that it concurs with such belief, that, for the nine months ended September 30, 2000 and the years ended December 31, 1999 and 1998, the Company and Hawkins Accounting did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Hawkins Accounting would have caused it to make reference in connection with its report on the Company's financial statements to the subject matter of the disagreement. The report of Hawkins Accounting on the Company's financial statements for the nine months ended September 30, 2000 and the years ended years ended December 31, 1999 and 1998 did not contain an adverse opinion or a disclaimer of opinion, but did contain a qualification that the financial statements were prepared under the assumption that the Company will continue as a going concern.

The Company has requested that Hawkins Accounting furnish a letter addressed to the Securities and Exchange Commission stating whether Hawkins Accounting agrees with the above statements.

ITEM  7.  EXHIBITS

     16     Letter  from  Hawkins  Accounting  to  SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME.WEB,  INC.

Dated:  January  12,  2001


By:  /s/  Bob  Jackman
     ---------------------
Name:  Robert  L.  Jackman
Title:  President

                                  EXHIBIT INDEX

Exhibit
Number         Description
------         -----------

16             Letter  from  Hawkins  Accounting  to  SEC